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                         LEASE AGREEMENT BY AND BETWEEN


                          PPD PHARMACO, INC., as tenant


                                       AND


                         WEEKS REALTY, L.P., as landlord

                                       at

                      Perimeter Park West, Morrisville, NC





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                                TABLE OF CONTENTS

1.  PREMISES AND TERM.

2.  BASE RENT, OPERATING EXPENSES, AND SECURITY DEPOSIT.

3.  COMPLIANCE WITH LAWS AND USE.

4.  REPAIR AND MAINTENANCE.

5.  ALTERATIONS.

6.  SIGNS.

7.  INSPECTION.

8.  UTILITIES.

9.  ASSIGNMENT AND SUBLETTING.

10. FIRE AND CASUALTY DAMAGE.

11. LIABILITY.

12. CONDEMNATION.

13. HOLDING OVER AND TERMINATION.

14. QUIET ENJOYMENT.

15. EVENTS OF DEFAULT.

16. REMEDIES.

17. LANDLORD'S LIEN.

18. MORTGAGES.

19. MECHANIC'S LIENS.

20. NOTICES.

21. BROKER'S CLAUSE.

22. LANDLORD'S LIABILITY.

23. RULES AND REGULATIONS.

24. HAZARDOUS MATERIALS.

25. LANDLORD'S RIGHT TO SUBSTITUTE THE PREMISES.

26. COVENANT OF TENANT.

27. MISCELLANEOUS.

    EXHIBIT A- THE LAND

    EXHIBIT B- CONSTRUCTION PORTION

    EXHIBIT C- PLANS AND SPECIFICATIONS

    EXHIBIT C-1- PRELIMINARY PLANS AND SPECIFICATIONS

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    EXHIBIT C-2- SHELL BUILDING DESIGN SCHEDULE

    EXHIBIT D- RULES AND REGULATIONS

    EXHIBIT E- RIGHT OF FIRST REFUSAL

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                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease"), is made and entered into as of the 9th day of July, 1997, by and between WEEKS REALTY, L.P., a Georgia limited partnership (the "Landlord"), and PPD PHARMACO, INC., a Texas corporation (the "Tenant").

                              W I T N E S S E T H:

         1.       PREMISES AND TERM.

                  (a) PREMISES. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, certain premises to be comprised of 99,684 rentable square feet (the "Premises") in a building to be constructed by Landlord consisting of four floors in Perimeter Park West (the "Building") situated on certain land (the "Land") in Morrisville, the County of Wake, State of North Carolina, more particularly described on Exhibit A, attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the Premises.

                  The measurement of the Premises shall be conducted in accordance with BOMA standards, 1996 edition, currently applicable for a Class A office building comparable to the Building. Any upfit performed by Landlord to prepare the Premises for occupancy by Tenant shall be conducted in a good and workmanlike manner, and Landlord shall warrant the construction of the improvements for a period of one year from the Commencement Date. The taking of possession by Tenant shall be deemed conclusively to establish that each portion of the Premises and any improvements thereto are in good and satisfactory condition as of the date Tenant commenced occupancy of that portion of the Premises, except for latent defects and punchlist items. Tenant and Landlord shall complete a punchlist of items requiring repair that are the responsibility of Landlord within thirty (30) days of the Commencement Date. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord unless such representations or promises are expressly set forth in this Lease. Within five days of the Commencement Date, Tenant shall, upon demand of Landlord, execute and deliver to Landlord a letter of acceptance of delivery of the Premises, acknowledging the Commencement Date.

                  All upfit of the Premises shall be performed by Landlord in accordance with the final plans and specifications for the Premises (the "Plans") which are subject to the approval of Landlord and Tenant, a copy of which are attached hereto and made a part hereof as Exhibit
         C. Exhibit C-1 contains a preliminary outline of the upfit of the Premises and shall be modified by the mutual approval of Landlord and Tenant as the plans and specifications are finalized. Landlord shall conduct the upfit of the Premises in accordance with the Plans which have been mutually and reasonably approved by Landlord and Tenant and shall provide an upfit allowance for such purposes in accordance with the mutually approved Plans (the "Upfit Allowance"). Tenant


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         shall review the Plans to provide its input with respect to all aspects of the Plans, including, but not limited to, the specific needs of Tenant with respect to HVAC, and Landlord shall act reasonably to accommodate the specific needs of Tenant with respect to the HVAC and electrical systems in the Building. Any amounts incurred in the upfit of the Premises in excess of the Upfit Allowance (the "Excess") due to modifications requested by Tenant to the Plans after their mutual approval shall be borne by Tenant and paid by Tenant to Landlord within thirty days of demand made by Landlord. Failure by Tenant to pay the Excess upon demand as aforesaid is an event of default hereunder, and in addition, to all other remedies available to Landlord at law, or in equity for such event of default, Landlord may recover from Tenant the cost it incurs in preparing the Premises for another tenant. As a preliminary outline, Exhibit C-1 is to be reviewed and mutually approved and finalized by Landlord and Tenant, and once finalized the final version of Exhibit C-1 shall be attached hereto and made a part hereof as Exhibit C.

                  Provided there shall be no default or event of default by Tenant hereunder, Landlord shall advance Tenant $500,000.00 for use by Tenant in conducting certain upfit at the Premises (the "Improvement Allowance") on or prior to the Commencement Date. The Improvement Allowance shall be added to the base rent (as hereinafter defined) payable hereunder in the amount of $.77 per rentable square foot as an increase therein over the term of the Lease over the amount of the base rent in Section 2 hereof and payable in equal monthly payments over the term of the Lease as a portion of the base rent hereunder.

                  Landlord shall act reasonably to allow Tenant reasonable access to the Premises at least fifteen days prior to the Commencement Date to install its furniture, and telephone and computer systems. Tenant covenants and agrees to conduct its actions in such a manner to not disturb the preparation by Landlord of the Premises for occupancy by Tenant. Upon the entry by Tenant onto the Premises, this Lease shall be deemed to apply with respect to the requirements that Tenant carry the insurance policies required under this Lease, and that Tenant shall indemnify, defend and hold harmless Landlord in accordance with the provisions of this Lease.

                  (b)  TERM.

                  TO HAVE AND TO HOLD the same for a term of one hundred and twenty (120) months commencing thirteen months from the date the Lease has been fully executed and delivered (the "Commencement Date"), and ending 120 months thereafter, unless sooner terminated pursuant to the provisions hereof (the "Termination Date"). The Commencement Date and Termination Date shall be extended due to delays beyond the control of Landlord, including, but not limited to, acts or omissions of Tenant, force majeure, delays in obtaining permits, licenses or other approvals, acts of God, delays caused by Tenant, and/or inclement weather, including site conditions or winter weather that prohibit or adversely affect construction (the "Excused Delays"). In the event the Commencement Date has not occurred by July 1, 1998 (with such date being extended for any Excused Delays), Landlord shall credit against the first installment(s) of base rent due hereunder from Tenant an amount equal to one day's base rent


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         for each day the Commencement Date is delayed. The aforesaid monetary amounts shall act as a full and complete remedy to Tenant for the delay by Landlord in delivering the Premises. Landlord shall act reasonably to provide Tenant at least sixty days prior written notice of the Commencement Date.

                  (c) Option to Renew.

                  Tenant shall have the option to renew the term of the Lease for two renewal periods each a Renewal Term of five lease years in duration, provided that Tenant shall not be in default under the Lease on the date such rights are exercised, or on the date either Renewal Term shall commence. The date of the commencement of each Renewal Term shall be the day after the expiration of the then current term of the Lease, as renewed (unless sooner terminated as provided herein).

                  All terms and conditions of this Lease shall be in effect during a Renewal Term (including the right of Landlord to increase base rent as provided in paragraph 2 of the Lease), except that (i) the base rent paid by Tenant during a Renewal Term shall be the then market rental rate (the "Market Rent") in buildings in the Research Triangle Park, North Carolina area of similar size, age, construction, with similar amenities and landscaping, and similar occupancy levels to the Building, and (ii) upon each exercise of the right for a Renewal Term, a right to renew shall lapse. In the event that Landlord and Tenant cannot agree upon the Market Rent, this Lease shall terminate and the option to renew provided to Tenant hereunder shall be null and void and of no further force and effect.

                  (d)  Additional Space.

                  At any time prior to the first day of the twenty-fifth month (the "Election Date") of the term of this Lease and (i) provided there is no default or event of default under this Lease by Tenant at the time such right is exercised or upon the Election Date, and (ii) that upon Tenant's notice ("Notice") to Landlord of its need for a minimum of 20,000 additional rentable square feet (the "Additional Space"), Landlord shall commence construction of a new building (the "New Building") adjacent to the Building. The New Building shall consist of at least 100,000 rentable square feet, and shall be connected to the Building by a covered walkway (the "Walkway") over which shall be located office space for the New Building, all of which shall be in accordance with plans and specifications for the New Building, as mutually and reasonably approved by Landlord and Tenant.

         During the period of construction of the New Building, Tenant shall allow the use by Landlord of a certain portion of the Premises (the "Construction Portion") as outlined on Exhibit B, attached hereto and made a part hereto, as reasonably determined by Landlord, for the connection of the Walkway to the Building. Base rent shall be abated for the Construction Portion during the period of its use by Landlord, and Tenant shall remove all of its personal property therefrom during the period of construction. Once construction of the New Building is completed, Landlord shall repair any damage to the Construction Portion and restore the Construction Portion to its condition existing as of the date Landlord commenced its use. During the period of construction of the New


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         Building and until Landlord completes its repair and restoration of the
         Construction Portion and advises Tenant that the Construction Portion is delivered to Tenant for its use, Landlord shall use reasonable efforts to make available to Tenant temporary space (the "Temporary Space") for its use in an amount substantially equal to the size of the Construction Portion. During the period of use by Tenant of the Temporary Space, the Premises shall be defined to include the Temporary Space and the terms of the Lease shall apply with respect thereto, including, but not limited to, the obligations of Tenant to pay base rent and other charges with respect thereto, and to obtain insurance in accordance herewith.

         Within thirty days of the Notice, Tenant shall execute a lease agreement (the "New Lease") in form substantially similar to the Lease for at least 20,000 rentable square feet at the New Building with (i) the term of the New Lease to be coterminous with the term remaining under this Lease, (ii) base rent being the current base rent provided herein and subject to increase as provided herein, and (iii) a right of refusal in Tenant for the remainder of the Building. The right of first refusal shall be in the form attached hereto and made a part hereof as Exhibit E.

         Should Tenant fail to comply with the conditions precedent to the exercise of its right under this subparagraph (c) strictly in accordance with this subparagraph (c), the rights provided to Tenant hereunder shall be null and void and of no further force and effect.

                  (e) Termination of Leases. Upon Tenant entering into occupancy of the entire Premises and provided there is no default or event of default under this Lease by Tenant, all obligations of Landlord and Tenant under: (1) that certain Lease Agreement for 20,000 rentable square feet at 1500 Perimeter Park dated February 25, 1995 and amended April 4, 1997 and October 25, 1995, shall be deemed terminated and the parties hereto shall have no further liability thereunder, except as expressly provided therein, and except for obligations accrued thereunder and remaining unpaid and unsatisfied; and (2) that certain Lease Agreement dated October 25, 1995 and amended February 1, 1997 for 29,113 rentable square feet of space at 1400 Perimeter Park (the "1400 Perimeter Park Premises") shall be deemed terminated with respect to all of the 1400 Perimeter Park Premises as defined therein (except as expressly provided therein, and except for obligations accrued thereunder and remaining unpaid and unsatisfied), other than duties and obligations for the first floor of the 1400 Perimeter Park Premises which consists of 15,803 rentable square feet, all of which obligations shall continue.

         2.       BASE RENT, OPERATING EXPENSES, AND SECURITY DEPOSIT.

                  (a)      BASE RENT.

                  Tenant agrees to make monthly payments of base rent to Landlord for the Premises ("base rent"), in advance, without demand, deduction or offset, in lawful money of the United States, in the amount of Sixteen and 30/100 Dollars ($16.30) per rentable square foot of the Premises, commencing on the Commencement Date, and continuing on the first day of each


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         and every month thereafter until the Termination Date. Rent payments for any fractional calendar month at the end, or the beginning of the term of the Lease, shall be prorated. Notwithstanding the foregoing, base rent shall be abated for 20,000 rentable square feet of the Premises only for the first eight months of the term of this Lease, commencing upon the Commencement Date and ending at the end of the eight month thereafter (the "Base Rent Abatement"); provided, however, should Tenant default and fail to enter into occupancy of the Premises, Tenant acknowledges that the damages of Landlord for such failure shall include the recoupment by Landlord of the amount of the Base Rent Abatement.

                  Base rent is comprised of two components, (i) rent for each year, plus (ii) operating expenses (but not Additional Rent amounts), as described below. In addition, as described below, Landlord shall advise Tenant each year in accordance with the Lease of amounts due under the Lease as Additional Rent (amounts in excess of the estimate of operating expenses), and a revised estimate of operating expenses for each year.

                  Base rent per rentable square foot, net of operating expenses, shall be increased on each anniversary of the Commencement Date during the term of this Lease by three percent over the base rent paid per rentable square foot the previous lease year.

                  (b) ADDITIONAL RENT. Tenant shall pay as Additional Rent, Tenant's pro rata share of the following items:

                           (i) any sales or use tax imposed on rents collected
                  by Landlord (other than City, State or Federal Income Tax), or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; and

                           (ii) the amount of operating expenses (as defined
                  below) for the Building to the extent operating expenses exceed the actual amount of operating expenses for the first twelve months of occupancy of any portion of the Building per rentable square foot of the Building in any lease year during the term of this Lease; provided, however, an amount equal to $1.25 per rentable square foot shall be used as the expense stop for the Tenant for utilities for the first lease year of the Lease.

                  Notwithstanding the foregoing, the increased cost to Tenant for operating expenses (exclusive of the costs for utilities which cost is not capped) shall not exceed per rentable square foot of the Premises, in any lease year, an amount greater than a five percent increase over the amount paid the previous lease year per rentable square foot of the Premises.

         Tenant's pro rata share of the items set forth in subparagraph (b) above shall be calculated by dividing the rentable square footage of the Premises by the rentable square footage of the Building. Tenant's pro rata share of the items to be billed to all tenants of the Building as Additional Rent shall be determined by calculating the total


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         amount to be billed tenants of the Building for Additional Rent, and multiplying this amount by Tenant's pro rata share. Ad valorem taxes included as operating expenses shall be included on a fully assessed basis, and operating expenses shall be grossed up to reflect 100 percent occupancy.

                  (c) OPERATING EXPENSES. The term "operating expenses" as used herein shall include all of the costs and expenses of the operation, repair and maintenance of the Premises, the Land, the Building, and its interior and exterior common areas, and shall include by way of illustration, but is not limited to, all taxes, assessments and governmental charges of any kind or nature whatsoever levied or assessed against the Land and the Building by any municipality, county, or other governmental agency, all insurance premiums for commercial general liability, fire and extended coverage on the Building and the Land, utilities for the Premises and the common areas of the Building, including, electricity, gas, and water and sewer, all lawn, interior common area, and driveway and paved parking area maintenance related to the Land upon which the Premises are located, and for the streets and roadways providing access to the Building and the Land, management and supervisory fees, exterior lighting maintenance, snow removal, waste removal, repair and maintenance of paved areas, cleaning supplies, miscellaneous building supplies, sweeper brushes, supplies for materials used in common by all tenants of the complex in which the Premises are located, external paint for the Building, exterior and interior common area maintenance, elevator repair and maintenance, external plumbing for the Building, exterior lighting in common areas, insect and pest extermination, security guards for the complex in which the Premises are located, signs for the complex in which the Premises are located, fuel for vehicles and street sweepers used by Landlord in the complex in which the Premises are located and miscellaneous maintenance expenses, heat, air conditioning, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, window glass replacement and repair, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation and/or maintenance of the Building, and costs for janitorial expense and trash removal at the Premises.

         In the event the Building is one of several buildings located on the Land for tax assessment purposes, the amount of tax assessed against the Land and the buildings thereon shall be allocated amongst the buildings in proportion to the square footage of each building to the total amount of tax assessed, as reasonably determined by Landlord. For example, if the ad valorem taxes assessed for the Land and the buildings for a calendar year is $100,000.00, and two buildings occupy the Land with one building of 100,000 rentable square feet ("building A") and the other building of 70,000 rentable square feet ("building B"), the proportionate share for building A would be $58,823.53, and the proportionate share for building B would be $41,176.44. During the time that the Building is the only building located on the Land, the amount of ad valorem taxes assessed shall be allocated as follows: all taxes due for improvements to the Land shall be allocated to and paid by Tenant and all taxes due for the Land shall be shared by the Tenant and the Landlord based upon each party's proportionate share of the Land.


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         Utilities for the Premises included as part of operating expenses shall not include utility charges and HVAC beyond the hours of 8:00 AM to 6:00 PM, Monday - Friday, and 8:00 AM to 1:00 PM, Saturday. Any usage by Tenant of HVAC and utilities at times other than the aforesaid hours shall be at the sole cost and expense of Tenant. Landlord shall bill Tenant directly for all such costs as a separate item of Additional Rent, and Tenant shall pay such amounts within fifteen days of receipt of demand for payment from Landlord, and the failure by Tenant to pay such costs in accordance with the demand made by Landlord shall be treated in the same manner under this Lease as a non-payment of base rent by Tenant with Landlord being afforded the same rights and remedies for such non-payment.

                  (d) ESTIMATE OF ADDITIONAL RENT. Upon the completion of each lease year during the term of this Lease, Landlord shall provide Tenant with an estimate of its prorata share of operating expenses for the following year. Tenant shall remit with each monthly payment of base rent hereunder one-twelfth of this estimated amount as a payment of Additional Rent.

                  Failure by Tenant to pay Landlord any payment of Additional Rent shall constitute a non-payment of rent by Tenant and a default of Tenant's obligation under the Lease, and Landlord shall be entitled to all remedies provided for in this Lease upon default in payment of rent.

                  (e) RECONCILIATION OF EXPENSES. Landlord shall promptly notify Tenant of the total actual operating expenses for the Premises and the excess, if any, of Tenant's pro rata share over Landlord's estimation for such lease year. Tenant shall pay the excess amount so specified to Landlord within thirty (30) days following receipt by Tenant of Landlord's letter. Failure by Tenant to pay Landlord such amount within the period designated shall constitute a non-payment of rent by Tenant and a default of Tenant's obligation under the Lease, and Landlord shall be entitled to all remedies provided for in this Lease upon default in payment of rent. If the first year for which Tenant's pro rata share of operating expenses are due or the final year of the term hereof do not coincide with the calendar year, Tenant's pro rata share of operating expenses for the portion of that year shall be prorated according to the number of months during which Tenant was in possession of the Premises. In the event Landlord's estimation of operating expenses shall exceed the actual amount of operating expenses, the amount paid by Tenant for such year shall be adjusted between Landlord and Tenant and Tenant shall receive a credit against the next due installment of rent hereunder in such excess amount unless this Lease has expired or been otherwise terminated, in which event Landlord shall pay to Tenant such excess amount within thirty (30) days following receipt by Tenant of Landlord's letter.

         In the event Tenant shall dispute the amount set forth in any statement provided by Landlord under this subparagraph (e), Tenant shall have the right, not later than thirty days following the receipt of such statement and upon condition that Tenant shall first deposit with Landlord the undisputed portion, if any, to elect to have Landlord's books and records with respect to such calendar year to be audited by auditors selected by Tenant and subject to Landlord's


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         reasonable approval. Such audit must be completed no later than 60 days after receipt of Landlord's letter, with such time limit to be extended due to delays caused by Landlord. All costs for the audit shall be borne by Tenant unless the audit disclosed an overcharge of ten percent or more, in which case the costs of the audit not to exceed $1,000 shall be borne by Landlord. If Tenant shall not request an audit in accordance with the provisions of this paragraph within thirty days of receipt of Landlord's statement provided pursuant to this subparagraph
         (e), such statement shall be final and binding for all purposes hereof.

                  (f)      SECURITY DEPOSIT.  [INTENTIONALLY DELETED.]

                  (g)      PROVISIONS TO SURVIVE LEASE TERMINATION.

                  Any unperformed obligations of Tenant under this Section 2 shall survive the termination of the Lease, for whatever reason, or any extension or renewal hereof.

         3.       COMPLIANCE WITH LAWS AND USE.

                  (a) The Premises shall be used only for the following purposes: general office purposes, and the entry, management, and analysis of clinical trial data using computer software. Tenant shall conduct no activity that will result in the discharge of harmful gases, affluents or other wastes or toxic substances. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its sole cost and expense obtain any and all licenses and permits necessary for its use of the Premises. Tenant shall comply with all governmental laws, ordinances and regulations relating to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to permeate in or emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, inflammable, combustible, corrosive, caustic or poisonous. Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall give notice to Landlord immediately upon the occurrence of any accident in the Premises or upon Tenant's discovery of any defects thereon or in any fixtures or equipment located therein or upon the occurrence of any emergency in the Premises or the Building.

                  (b) Any costs or expenses for alterations, additions or improvements required to modify the common areas of the Building to comply with the Americans with Disabilities Act, as amended (the "ADA") shall be paid by Landlord throughout the term of this Lease. Such alterations, additions or improvements shall be made or not made in the sole discretion


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         of Landlord, and Landlord shall be solely liable for failure to make the required alterations, additions or improvements. All alterations, additions or improvements to the Premises required by the ADA on the Commencement Date of this Lease, and after the Commencement Date if the initial construction to be performed by Landlord has not been completed prior to the Commencement Date, shall be made and paid for by Landlord, and Landlord shall be solely liable for failure to make such required alterations, additions or improvements. Except as provided above, any alterations, additions or improvements to the Premises required by any modification or supplement to the ADA promulgated after the Commencement Date, shall be made and paid for by Tenant, and Tenant shall be solely liable for failure to make such required alterations, additions or improvements. In the event either party hereto shall fail to make any required alterations, additions or improvements pursuant to the ADA, after thirty (30) days written notice to the other party hereto, accompanied by evidence in support of its position regarding the needed alterations, shall have the right but not the obligation to make such alterations, additions or improvements at the expense of the other party and demand reimbursement of its expenses.

         For purposes of this Lease, the common areas for the Building shall consist of the entranceways and private roadways to the Building, landscape areas on the Land, and the driveways and parking areas located on the Land (hereinafter collectively, the "Common Areas") but no third party shall have rights thereto unless specifically granted. These common areas may be expanded by Landlord for the benefit of all occupants of the Building.

                  (c) To the best of Landlord's knowledge, the Premises shall, as of the Commencement Date, comply with the ADA.

         4.       REPAIRS AND MAINTENANCE.

                  (a) Landlord shall at its expense maintain, repair and replace only the roof, downspouts, gutters, foundation, utility lines located outside the Premises, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, elevators, and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excepted. Tenant shall repair, replace and pay for, any damage to the foregoing caused by the negligence of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

                  (b) Tenant shall at its own cost and expense maintain, repair and replace all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, doors, any special office entry, interior walls, finish work, and floors and floor coverings, normal wear and tear excepted. Tenant shall not be obligated to repair any casualty covered by the insurance to be maintained by Landlord pursuant to subparagraph 10(a) below.

                  (c) If either party hereto shall fail to fulfill its obligations under this paragraph, the other party hereto may enter upon the area of the Building or the Premises as required to conduct the obligations of the defaulting party, and shall be entitled to reimbursement from the defaulting party for its actual costs and expenses in conducting such obligations. The defaulting party shall reimburse the other party hereto for its actual costs and expense promptly upon demand made by the other party hereto. The provisions of this subparagraph shall not be interpreted to obligate either party hereto to conduct obligations of the other party hereto.

                  (d) Landlord shall conduct periodic maintenance of all hot water, heating and air conditioning systems and units in the Premises, remove and replace filters therein, and provide for janitorial service for the Premises. Temperature levels in the Building shall be maintained at levels customary for Class A office buildings comparable to the Building in the Research Triangle Park, North Carolina area.

                  (e) Tenant shall not damage any demising wall of the Building, or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

                  (f) Tenant and its employees, customers and licensees shall have the non-exclusive right to use the parking areas on the Land as may be designated by Landlord in writing, subject to reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Tenant shall not park on streets, rights of ways, driveways, or roadways adjacent to the Building or the Land, nor allow its employees, agents, invitees, or licensees to do so. No vehicles other than passenger vehicles shall be parking on the Land, without the prior written consent of the Landlord. Any vehicles, including, tractors, trailers, or tractor trailers parked at the Building in violation of any provision of this Lease, or abandoned on the Land, as reasonably determined by Landlord, are subject to removal by Landlord, at the cost and expense of Tenant, and Tenant shall indemnify, defend, and hold harmless Landlord of and from all loss, cost and expense incurred by Landlord in the enforcement of the provisions of this Section. Tenant shall be considerate of the parking needs of other tenants of the Building, and shall not violate the rights of other tenants of the Building. The parking ratio provided to Tenant and its employees for the parking of cars at the Building shall be five spaces per 1,000 rentable square feet of the Premises and Tenant shall not exceed this ratio. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Landlord may require, at its option, in its sole discretion, that Tenant, its employees, invitees, and visitors use certain numbered spaces to be designated by Landlord.

         5.       ALTERATIONS.

                  (a) Tenant shall not make any alterations, additions or improvements to the Premises (including, but not limited to, roof and wall penetrations) without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner, erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character or structure of the Premises or improvements and without overloading or damaging the Premises or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. Tenant shall not make any alterations, additions or improvements to the Premises which will contravene Landlord's policies insuring against loss or damage by fire or other hazards, including but not limited to commercial general liability, or which will prevent Landlord from securing such policies in companies acceptable to Landlord. If any such alterations, additions or improvements cause the rate of fire or other insurance on the Premises by companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Premises for permitted uses thereof, Tenant shall pay as additional rent the amount of any such increase promptly upon demand by Landlord.

                  (b) Any and all alterations, additions, improvements, partitions and fixtures erected by Tenant shall be the property of Landlord and shall remain at the Premises upon termination of the Lease or upon earlier vacating of the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this Lease provided such removal may be accomplished without damage to the Premises or to the primary structure or structural qualities of the Building and other improvements situated on the Premises. Tenant shall repair any damage to the Premises, or to the Building as a result of any alteration, addition, improvement, or repair to the Premises, or the removal of personal property or trade fixtures by Tenant, its employees, agents, invitees, or contractors to the Premises. Should Tenant fail to conduct any such repair within ten days of written notice from Landlord, Landlord may, at its option, perform same, and Tenant shall remit payment to Landlord for the actual cost and expense incurred by Landlord in effecting such repair immediately upon demand.

         6.       SIGNS.

                  (a) As part of the upfit of the Premises, Landlord shall install a monument sign on the Land containing the name of Tenant. In addition, Landlord shall include the name of Tenant on the Building directory, and affix a parapet sign on the exterior of the Building. All signs for the Premises shall be in form and substance, location, color, shape, and configuration, mutually and reasonably approved by Landlord.

                  (b) Tenant shall have the right to install signs upon the Premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs upon the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, and Tenant shall repair any injury or defacement, including, without limitation, discoloration of the Building caused by such installation and/or removal.

         7. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease or in order to show the Premises to any prospective purchaser or lender. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises to any prospective tenant and shall have the right to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall schedule with Landlord at least sixty (60) days prior to vacating the Premises a time mutually agreeable to the parties hereto for a joint inspection of the Premises prior to vacating. In the event of Tenant's failure to give notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibilities for repairs and restoration.

         8. UTILITIES. Landlord agrees to provide at its cost, all utility line connections into the Premises. In the event any utilities for the Premises are not paid by Tenant directly to those providers or included as part of the operating expense charge to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other tenants of the Building. Landlord shall not be liable for any interruption or failure of utility services on the Premises.

         9. ASSIGNMENT AND SUBLETTING. Tenant shall not sublet the Premises or the interest of Tenant therein in whole or in part, or assign this Lease or the interest of Tenant therein in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, Tenant may not sublease or assign more than 25,000 rentable square feet in total in any twelve month period. Further, Tenant may not sell, lien, or encumber its interest in this Lease, or assign or delegate the management or permit the use or occupancy of the Premises in whole or in part by anyone other than Tenant without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion. Landlord and Tenant acknowledge and agree that the foregoing provisions have been freely negotiated by the parties hereto and that Landlord would not have entered into this Lease without Tenant's consent to the terms of this Paragraph 9.

         In no event shall this Lease be assignable by operation of any law, without the prior written consent of Landlord which consent shall not be unreasonably withheld, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency, or reorganization proceedings. No assignment, transfer, mortgage, sublease or other encumbrance, whether or not approved, and no indulgence granted by Landlord to any assignee or subtenant, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

         If for any approved assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the base rent hereunder, or in case of a sublease of part of the Premises, in excess of the portion of such rent fairly allocable to such part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord as additional rent one-half of the full excess of each such payment of rent or other consideration received by Tenant promptly after its receipt. Notwithstanding the foregoing, if Tenant shall offer any sublease or assignment of space in the Premises for less than the current asking price of Landlord for space comparable in size (which asking price Landlord shall provide to Tenant upon request made therefor), then Landlord shall be entitled to receive all of the full excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

         Notwithstanding any provision of this Lease to the contrary, should Tenant receive consent from Landlord to sublease or assign its interest in the Premises and seek to sublease or assign its interest in the Premises in accordance with this paragraph, Tenant shall not use the name of Landlord, any insignia of Landlord, or any likeness of the Building in any of its advertising for such sublease or assignment.

         10.      FIRE AND CASUALTY DAMAGE.

                  (a) Landlord agrees to maintain standard fire and extended coverage insurance for the Building in an amount not less than full replacement cost as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against special causes of loss, including, the perils of fire, and lightning, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of North Carolina. Subject to the provisions of subparagraphs 10(c), 10(d) and 10(e) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

                  (b) If the Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, Tenant shall give immediate written notice thereof to Landlord.

                  (c) If the Premises should be totally destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, or if they should be so damaged thereby that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred and eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

                  (d) If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under subparagraph 10(a) above, but only to such extent that rebuilding or repairs can, in Landlord's estimation, be completed within one hundred and eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall, at its sole cost and expense, thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be abated as may be fair and reasonable under all of the circumstances, as reasonably determined by Landlord and Tenant.

                  (e) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder thereafter accruing shall cease and terminate.

                  (f) Each of Landlord and Tenant hereby waives all rights to recover against each other or against any other tenant or occupant of the Building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Lease, or any other insurance actually carried by either of them. Landlord and Tenant shall cause their respective insurers to issue waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Premises or the contents of either of them, and any cost for the issuance of such endorsements shall be borne by the original insured under such policies.

                  (g) The obligation of Landlord in this paragraph 10 to repair and restore the Premises and the Building as provided herein, does not include an obligation of Landlord to repair the fixtures, equipment, or personal property of Tenant, which Tenant shall insure for its benefit, and Tenant shall have the obligation to repair and restore in the event of a casualty or other loss.

                  (h) The period of time within which repair and restoration of the Premises must be completed shall be extended due to delays occasioned by force majeure; provided, however, all repair and restoration must be completed by Landlord within 360 days after the date of the casualty.

         11. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, officers, partners, licensees or invitees, or to any other person whomsoever, for any damage to property on or about the Premises belonging to Tenant or any other person, due to any cause whatsoever, unless caused by the gross negligence, or willful or intentional misconduct of Landlord.

         Tenant hereby covenants and agrees that it will at all times indemnify, defend (with counsel approved by Landlord) and hold safe and harmless Landlord (including, without limitation, its trustees and beneficiaries if Landlord is a trust), and Landlord's agents, employees, patrons and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, incurred by Landlord, its agents, employees, officers, partners, invitees, or licensees arising out of or resulting from of the occupancy by Tenant of the Premises, a breach by Tenant of any provision of this Lease, or the conduct by Tenant of its business in the Building.

         Landlord hereby covenants and agrees that it will at all times indemnify, defend (with counsel reasonably approved by Tenant) and hold safe and harmless Tenant (including, without limitation, its trustees and beneficiaries if Tenant is a trust), and Tenant's agents, employees, patrons and visitors from any loss, liability, claims, suits, costs, expenses, including without limitation attorney's fees and damages, both real and alleged, incurred by Tenant, its agents, employees, officers, partners, invitees, or licensees arising out of or resulting from a breach by Landlord of any provision of this Lease.

         Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, naming Landlord as an additional insured, and insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; (iv) the equipment, personal property and fixtures of Tenant located on the Premises; (v) any interruption in the conduct of the business of Tenant on the Premises; (v) Tenant's liability assumed under this Lease, and such other kinds of insurance as Landlord shall reasonably request. The limits of coverage maintained by Tenant for (i) commercial general liability shall be not less than $5,000,000.00 with respect to each occurrence, not less than $5,000,000.00 with respect to personal injury or death of a single person, not less than $5,000,000 general aggregate, and not less than $5,000,000.00 with respect to products completed operations aggregate, (ii) for business interruption insurance shall be not less than coverage for actual loss, and (iii) for replacement of the equipment, personal property and fixtures of Tenant shall be not less than full replacement value.

         Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, naming Landlord as an additional insured, and insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; (iv) the equipment, personal property and fixtures of Tenant located on the Premises; (v) any interruption in the conduct of the business of Tenant on the Premises; (v) Tenant's liability assumed under this Lease, and such other kinds of insurance as Landlord shall reasonably request. The limits of coverage maintained by Tenant for (i) commercial general liability shall be not less than $5,000,000.00 with respect to each occurrence, not less than $5,000,000.00 with respect to personal injury or death of a single person, not less than $5,000,000 general aggregate, and not less than $5,000,000.00 with respect to products completed operations aggregate, (ii) for business interruption insurance shall be not less than coverage for actual loss, and (iii) for replacement of the equipment, personal property and fixtures of Tenant shall be not less than full replacement value.

         All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payments of premiums thereof, shall be delivered to Landlord prior to the Commencement Date. Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days prior written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby.

         12.      CONDEMNATION.

                  (a) If the whole or any substantial portion of the Premises should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises by Tenant for the purposes provided herein, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of the Premises shall occur.

                  (b) If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the use by Tenant of the Premises is not materially interfered with, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced in an amount that shall be reasonable under all of the circumstances.

                  (c) In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain all awards as may be awarded in any condemnation proceedings other than those specifically awarded Tenant for a taking of Tenant's personal property, loss of business and moving expenses.

         13.      HOLDING OVER AND TERMINATION.

                  (a) Tenant shall upon the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord without the requirement of notice by Landlord to Tenant of the termination of this Lease, nor any grace or cure period should Tenant fail to yield up immediate possession to Landlord. Unless the parties hereto shall otherwise agree in writing, if Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and 35/100 (1-35/100) the rent in effect on the termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 13 shall not be construed as Landlord's consent for Tenant to hold over.

                  (b) Upon the termination of this Lease for whatever reason, Tenant shall quit and immediately surrender the Premises to Landlord, broom clean, in good order and condition with all repairs and maintenance required by Tenant hereunder having been performed, ordinary wear and tear excepted, and Tenant shall remove its personal property from the Premises in accordance with this Lease. Should any of the personal property or trade fixtures of Tenant remain upon the Premises after the Termination Date, all such property shall be deemed abandoned by Tenant, and Landlord may remove same at the cost and expense of Tenant with no liability to Tenant therefore, and Tenant hereby releases Landlord from all liability therefor.

         14. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, deed of trust(s), or mortgage(s) of record, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

         15. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

                  (a) Tenant shall fail to pay any installment of the rent herein reserved, or payment with respect to taxes hereunder, or any other payment or reimbursement to Landlord required herein, within five
         (5) days of when due; provided, however, the aforesaid five day period shall be extended to ten days for any one instance in a twelve month period in which Tenant shall make a payment after the five day period.

                  (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

                  (c) Tenant shall file a petition under any section or chapter of the Bankruptcy Reform Act, as amended or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

                  (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

                  (e) Tenant shall desert or vacate all or a portion of the Premises.

                  (f) Tenant shall fail to yield up immediate possession of the Premises to Landlord upon termination of this Lease.

                  (g) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the provisions of subparagraphs (a), (b), (c), (d), (e) and (f) of this Paragraph 15), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

         16. REMEDIES. Upon the occurrence of any event of default in Paragraph 15 hereof, Landlord shall have the option to pursue any remedy at law or in equity, including, but not limited to, one or more of the following remedies without any notice or demand whatsoever:

                  (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel and remove Tenant and any other person who may be occupying the Premises or any part thereof, with or without judicial approval, by any legal means necessary, without being liable for prosecution or any claim of damages therefor; secure the Premises against unauthorized entry; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

                  (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, with or without judicial approval, by any legal means necessary, without being liable for prosecution and receive the rent thereof; secure the Premises against unauthorized entry; store any property located on the Premises at the expense of the owner thereof and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

                  (c) Enter upon the Premises, with or without judicial approval, by any legal means necessary, without being liable for prosecution or any claim for damages therefor, secure the Premises against unauthorized entry, remove all property of Tenant from the Premises and store it at the cost and expense of Tenant, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                  (d) Accelerate and demand the payment of all base rent and other charges due and payable hereunder over the term of this Lease which amount shall be reduced by any amounts received by Landlord from any new tenant that enters into occupancy of the Premises.

         In the event Tenant fails to pay any installment of base rent or additional rent hereunder within fifteen days of the due date of such installment, Tenant shall pay to Landlord on demand a late charge in an amount equal to four percent (4%) of such installment to help defray the additional cost to Landlord for processing such late payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any and all reasonable attorneys' fees so incurred.

         Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing, and no receipt of money by Landlord from Tenant after the termination of this Lease or after service of any notice or after the commencement of any suit or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such termination, notice, suit or judgment, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

         17. LANDLORD'S LIEN. [INTENTIONALLY DELETED.]

         18. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee or trustee for the purpose of further subjecting and subordinating this Lease to the lien of any such mortgage or deed to trust, and shall forward same to Landlord within five days of a request therefor; provided, that any current or future mortgagee, trustee, or deed of trust beneficiary, as the case may be, shall provide Tenant with a nondisturbance agreement in form reasonably satisfactory to Tenant which shall grant Tenant the right to continue to occupy the Premises under the terms hereof so long as Tenant is not in default under this Lease.

         19. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease.

         20. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations, or other requirements with reference to the sending, mailing, or delivery of any notice by Landlord to Tenant or with reference to the sending, mailing, or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

                  (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligations to pay rent and any other amounts to Landlord under the terms and of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

                  (b) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when:

                           (i) deposited in the United States Mail, postage
                  prepaid;

                           (ii) sent by federal express or other nationally
                  recognized overnight courier, charges prepaid; or

                           (iii) sent by Certified or Registered Mail, return
                  receipt requested, postage prepaid,

         and addressed to the parties hereto at the respective addresses set out below, or at other such addresses as they have heretofore specified by written notice delivered in accordance therewith.

                           LANDLORD:

                           Weeks Realty, L.P.
                           c/o Weeks/Lichtin
                           1800 Perimeter Park Drive
                           Suite 200
                           Morrisville, North Carolina 27560
                           Attention: Mr. Harold S. Lichtin

                           With a copy to:

                           Dave Lindner
                           Weeks/Lichtin
                           1800 Perimeter Park Drive
                           Suite 200
                           Morrisville, NC 27560

                           Alan H. Peterson, Esq.
                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           Two Hanover Square Building
                           Fayetteville Street Mall, 24th Floor
                           Raleigh, North Carolina  27602

                           TENANT:

                           PPD Pharmaco, Inc.
                           3151 South 17th Street Extension
                           Wilmington, NC 28412
                           Attention: Director of Administration

                           With a copy to:

                           General Counsel
                           PPD Pharmaco, Inc.
                           3151 South 17th Street Extension
                           Wilmington, NC 28412

If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant, as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be deemed to have received notices in accordance with the provisions of this paragraph with the same effect as if each had received such notice.

         21. BROKER'S CLAUSE. Tenant warrants and represents to Landlord that it has had no dealings with any real estate broker or agent in connection with this Lease other than Corporate Realty Advisors, and Weeks/Lichtin, and Tenant covenants to pay, hold harmless, and indemnify Landlord from and against any and all costs, expenses, liabilities (including reasonable attorneys' fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Tenant. Landlord warrants and represents to Tenant that it has had no dealings with any real estate broker or agent in connection with this Lease other than Corporate Realty Advisors, and Weeks/Lichtin, and Landlord covenants to pay, hold harmless, and indemnify Tenant from and against any and all costs, expenses, liabilities (including reasonable attorneys' fees), causes of action, claims or suits in connection with any compensation, commission, fee, or charges claimed by any other real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Landlord.

         22. LANDLORD'S LIABILITY. Notwithstanding anything to contrary contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Building for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default or breach of Landlord in performance of its obligations under this Lease, it being intended that there will be absolutely no personal liability on the part of Landlord, its successors and assigns with respect to any of the terms, covenants, and conditions of this Lease, and no other assets of Landlord or of Landlord's partners, if any, shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach, this exculpation of liability to be absolute and without exception whatsoever.

         23. RULES AND REGULATIONS. Tenant shall fully comply with the Rules and Regulations attached hereto as Exhibit D and made a part hereof and any and all modifications thereof, or amendments thereto with respect to which Landlord notifies Tenant.

         24. HAZARDOUS MATERIALS.

                  (a) Tenant agrees that it will not release, discharge, place, hold, or dispose of any Hazardous Material (as hereinafter defined) on, under or at the Premises, in the Building, or on the Land, and that it will not use the Premises, the Building, the Land, or any other portion thereof as a site for the treatment, storage, or disposal (whether permanent or temporary) of any Hazardous Material, other than materials used in the ordinary course of the business of Tenant in accordance with all Applicable Laws. Tenant further agrees that it will not cause or allow any asbestos to be incorporated into any improvements or alterations which Tenant makes or causes to be made to the Premises, or the Building.

                  (b) Tenant hereby agrees to indemnify, defend (with counsel reasonably approved by Landlord) and hold harmless Landlord of from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including without limitation, court costs and attorneys' fees at all tribunal levels) which at any time or from time to time may be paid, incurred or suffered by, or asserted against Landlord for, with respect to, or as a direct or indirect result of (i) any breach by Tenant of the provisions of this Paragraph, or (ii) as a direct or indirect result of the acts or omissions of Tenant or any agent, employee, invitee, licensee, or independent contractor of Tenant, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from, onto, or into the Premises, the Building, the Land, the atmosphere, or any watercourse, body of water, or groundwater, of any Hazardous Material

         (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material); and the provisions of and undertakings and indemnification set forth in this paragraph shall survive the termination or expiration of this Lease, for any reason, and shall continue to be the liability, obligation and indemnification of Tenant, binding upon Tenant forever. The provisions of the preceding sentence shall govern and control over any inconsistent provision of this Lease.

                  (c) For purposes of this Lease, "Hazardous Material" means and includes any hazardous or toxic substance, pollutant, contaminant, gas, or petroleum product defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, any so-called "Superfund" or "Superlien", law, the Toxic Substances Control Act, as amended, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material, gas or petroleum product, and "Applicable Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, any so-called "Superfund" or "Superlien", law, the Toxic Substances Control Act, as amended, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous, waste, substance or material, gas or petroleum product.

                  (d) Tenant shall provide Landlord with a list of any and all Hazardous Materials released, discharged, placed, held, or disposed of on the Premises, and certification to Landlord of compliance by Tenant with all Applicable Laws, within ten days of a request therefor by Landlord.

         25. [INTENTIONALLY DELETED.]

         26. COVENANT OF TENANT. If Landlord encounters difficulties in negotiating permanent or construction financing for the Building, and after using its best efforts is unable to resolve those difficulties without obtaining minor modifications to this Lease, Tenant will act in good faith to execute an amendment to this Lease, but this agreement on the part of Tenant will not require Tenant to make any changes that in Tenant's reasonable judgment alter the term hereof, or adversely affect any substantive right of Tenant, whether legal or economic.

         27. MISCELLANEOUS.

                  (a) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

                  (b) The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. Each party agrees to furnish to the other, promptly upon demand, a resolution, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

                  (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                  (d) Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

                  (e) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

                  (f) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations concerning the condition of the Premises.

                  (g) In the event of a transfer by Landlord of its interest in the Premises, Landlord shall be released from all obligations and liabilities under the terms of this Lease subsequent to the date of such transfer. In the event a transferee shall agree to assume the obligations and liabilities of Landlord under the Lease prior to the date of the transfer, Landlord shall be released from all obligations and liabilities under the Lease.

                  (h) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                  (i) Because the Premises are on the open market and are presently being shown, this Lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to the withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties hereto.

                  (j) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

                  (k) Time is of the essence of this Lease.

                  (l) (i) If Landlord (1) breaches any agreement or obligation in this Lease and such breach continues for a period of thirty (30) days after written notice to Landlord by Tenant, or (2) through Landlord's gross negligence or willful act, Landlord fails to provide (where Landlord is obligated to provide the Landlord Essential Service), or Landlord fails to act reasonably to cause a cure (but only to the extent that Landlord is responsible for the cure and such cure is within Landlord's control to effect) or Landlord otherwise affirmatively acts to stop, interrupt or materially reduce a Landlord Essential Service (as hereinafter defined) so that Tenant is not able to carry on its business at the Premises for five (5) consecutive business days and such interruption continues for a period of five (5) business days after written notice to Landlord, then upon the occurrence of (l) and/or (ii) above, if Landlord shall not in good faith have commenced the curing of such breach specified in (1) or (2) above within such thirty (30) or five (5) business day period after written notice, as the case may be and thereafter, shall have not diligently and continuously proceeded to cure such breach completely, the Landlord shall be in default hereunder, and Tenant shall have all rights and remedies available at law or in equity for such default.

         (ii) In addition, Tenant shall have the right but not the obligation, to effect a cure on behalf of Landlord and to demand the actual and reasonable costs of cure from Landlord.

         (iii) For purposes of this Lease, a "Landlord Essential Service" does not mean a service to be provided by Landlord under this Lease per se, but rather a facility or system within the Building controlled, operated or maintained by Landlord (but not a third party, e.g., Carolina Power & Light Company, to the extent that such third party is responsible) that provides electricity, elevator service, telecommunications (including data transmission), and heating, air conditioning and ventilation and are necessary for the purpose of Tenant's conduct of its business at the Premises.

         (iv) Landlord shall have no liability for any incidental or consequential damages of Tenant, or anyone claiming by, through or under Tenant, for any reason whatsoever.

                  (m) In the event that Landlord shall default in the performance of Landlord's obligations hereunder, the holder of a mortgage or the beneficiary of a deed of trust which includes the Premises shall have the right, but not the obligation, to perform or comply with any covenants, agreements and provisions violated in connection with such default. Further, if such holder or beneficiary notifies Tenant that such holder or beneficiary has taken over Landlord's right under this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claims against Landlord theretofore accrued from rent thereafter due and payable, but shall look solely to Landlord and not such holder or beneficiary for satisfaction of such claim.

                  (n) This Lease does not create the relationship of partner or joint venturer between Landlord and Tenant.

                  (o) The laws of the State of North Carolina shall govern the interpretation, the validity, performance and enforcement of this Lease.

                  (p) The undersigned officer of Tenant does hereby warrant and certify to Landlord that Tenant is a corporation in good standing and duly organized under the laws of the State of Texas and is authorized to do business in the State of North Carolina. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that such officer is authorized and empowered to bind the corporation to the terms of this Lease by such officer's signature hereto. Tenant shall provide Landlord a consent of its officers and directors to enter into this Lease, and the person authorized to sign this Lease on behalf of Tenant concurrently with the execution of this Lease.

                  (q) This Lease shall be executed in duplicate, each of which shall be deemed an original and complete of itself and may be introduced into evidence or used for any purpose without the production of any other copy. If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacity for Tenant and affix the corporate seal.

                  (r) The provisions contained in the Rider attached hereto, if any, are incorporated herein by reference and made a part of this Lease. In the event of any conflict between the printed portion of this Lease and the Rider, the provisions of the Rider shall govern and control.

                  (s) Although the printed provisions of this Lease were drafted by Landlord, such fact shall not cause this Lease to be construed either for or against Landlord or Tenant.

                  (t) This Lease may not be recorded. Upon the request and at the expense of Tenant, Landlord shall execute a memorandum of this Lease suitable for recording which shall omit the financial terms herein but which shall identify the Premises and the term of this Lease. Upon the expiration of this Lease, a recorded memorandum of this Lease may be canceled of record by a document executed by Landlord, or its successor in interest for such purpose.

                  (u) Within five days of the request by Landlord upon the occurrence of a default or event of default hereunder by Tenant, Tenant shall provide to Landlord, financial statements of Tenant certified by the chief financial officer of Tenant.

                  (v) No remedy conferred herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  (w) No provision of this Lease shall be deemed to waive any statutory (as provided in Chapter 44A of the North Carolina General Statutes), or common law rights of Landlord to assert a lien upon property of Tenant.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first above written.

                                    LANDLORD:

                                    WEEKS REALTY, L.P. (SEAL), a Georgia
                                    limited partnership

                                    BY:   WEEKS CORPORATION, its general
                                          partner


Date of execution:                  By: /s/ Harold S. Lichtin (SEAL)
                                        ---------------------
                                            Harold S. Lichtin,
                                            Managing Director


                                    TENANT:

                                    PPD PHARMACO, INC., a Texas
                                    corporation


Date of execution:                  By: /s/ Rudy C. Howard
6/16/97                                 ------------------
                                    Print Name: Rudy C. Howard
                                    Title: Chief Financial Officer


Witness/Attest:

/s/ Heather Utzig
-----------------
Print Name: Heather Utzig
Title: Administrative Assistant

[CORPORATE SEAL]